UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2011
LoopNet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52026	77-0463987
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000
San Francisco, CA 94107	94107
(Address of Principal Executive Offices)	(Zip Code)
(415) 243-4200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 20, 2011, LoopNet, Inc. (“LoopNet”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 27, 2011, among LoopNet, CoStar Group, Inc., a Delaware corporation (“CoStar”), and Lonestar Merger Sub, Inc., a wholly-owned subsidiary of CoStar.
     Pursuant to the Merger Agreement, holders of LoopNet’s performance stock options and restricted stock units (“RSUs”) are to receive shares of CoStar common stock in lieu of the cash consideration otherwise payable for a portion of such performance stock options and performance RSUs, all as calculated in accordance with the Merger Agreement. The Merger Agreement further provides that if, as a result of the foregoing treatment of company performance stock options and company performance RSUs, CoStar would be required to issue an aggregate number of shares of CoStar common stock pursuant to the Merger Agreement such that a vote of CoStar’s stockholders would be required under the rules of the Nasdaq Stock Market, CoStar shall reduce the amount of shares of CoStar common stock payable to holders of company performance stock options and company performance RSUs. The Amendment amends and restates this limitation to provide instead that if, as a result of the foregoing treatment of a portion of LoopNet’s performance stock options and performance RSUs, CoStar would be required to issue more than 2.25 million shares of CoStar common stock pursuant to the Merger Agreement, it may choose instead to pay to the holders of the applicable performance stock options and RSUs the amounts in excess of 2.25 million shares in cash.
Important Information for LoopNet Stockholders
     In connection with the proposed transaction, CoStar filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) on May 13, 2011 that includes a preliminary proxy statement of LoopNet that also constitutes a preliminary prospectus of CoStar. These materials are not yet final and will be further amended. The proxy statement/prospectus will be mailed to LoopNet stockholders once it is final. LOOPNET STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The registration statement and proxy statement/prospectus and other documents filed with the SEC by LoopNet are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, or by directing a request by mail to LoopNet, Inc., Attn: Secretary, 185 Berry Street, Suite 4000, San Francisco, California 94107, by telephone at (415) 243-4200, or from the investor relations section of LoopNet’s website at http://www.loopnet.com.
     LoopNet and CoStar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about LoopNet’s directors and executive officers is set forth in the proxy statement for LoopNet’s 2011 annual meeting of stockholders, which was filed with the SEC on April 4, 2011. Information about CoStar’s directors and executive officers is set forth in the proxy statement for CoStar’s 2011 annual meeting of stockholders, which was filed with the SEC on April 27, 2011. Additional information regarding these persons and their interests in the merger will be included in the registration statement and proxy statement/prospectus contained therein to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Item No.	Description
2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 20, 2011, among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC. (Registrant)
Date: May 20, 2011	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

Exhibit Index

Item No.	Description
2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 20, 2011, among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc.